EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS





     We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 19, 1999, on our audits of the consolidated financial statements of First National Community Bancorp, Inc. and Subsidiaries. We also consent to the references to our firm under the caption "Experts".



                                                 /s/ Demetrius & Company, L.L.C.
                                                 -------------------------------
Wayne, New Jersey                                   DEMETRIUS & COMPANY, L.L.C.
April 23, 1999